Exhibit 99.1

Edgewise Therapeutics Announces Positive Topline Results From the EDG-5506 Phase 1b Clinical Trial in Adults With Becker Muscular Dystrophy (BMD)

– EDG-5506 was well tolerated with no serious adverse events observed –

– Pharmacokinetic (PK) data demonstrated robust target engagement with achievement of muscle concentrations beyond levels predicted to provide meaningful clinical benefit –

– EDG-5506 treatment resulted in significant lowering of muscle damage biomarkers in adults with BMD after only two weeks of dosing –

– Management hosting webcast to discuss findings today at 9:00 a.m. Eastern Time –

BOULDER, Colo.--(BUSINESS WIRE)--January 5, 2022--Edgewise Therapeutics, Inc., (NASDAQ: EWTX), a clinical-stage biopharmaceutical company focused on developing orally bioavailable, small molecule therapies for the treatment of rare muscle disorders, announced today positive topline results from the BMD, or Phase 1b, portion of a first-in-human Phase 1 clinical trial assessing the safety, tolerability, PK and pharmacodynamics (PD) of EDG-5506, an orally administered small molecule myosin inhibitor designed to protect injury-susceptible fast skeletal muscle fibers in dystrophinopathies such as Duchenne muscular dystrophy (DMD) and BMD.

“BMD is a rare, serious, progressive, permanently debilitating, and potentially fatal inherited neuromuscular disorder, which causes great hardship to individuals with BMD and their families and caregivers,” said Craig McDonald, M.D., Professor and Chair of the Department of Physical Medicine & Rehabilitation at UC Davis. “I am encouraged by the EDG-5506 Phase 1b clinical data in individuals with BMD, for which there are no approved treatments. I look forward to working with fellow investigators and the BMD and DMD communities in the upcoming Phase 2 trials of EDG-5506.”

The seven adults with BMD enrolled in the Phase 1b clinical trial were administered 20 mg oral doses of EDG-5506 (n=5) or placebo (n=2). EDG-5506 was shown to be well-tolerated with no discontinuations or dose reductions. The most common adverse event, observed in all Phase 1b participants, was dizziness which was mild, transient and self-resolving.

In addition to safety, a key goal in the Phase 1b BMD clinical trial was to understand the relationship between dose, muscle exposure and biomarkers of muscle damage on a dystrophic background. PK data were consistent with robust target engagement, with plasma and muscle exposures exceeding pharmacologically active levels observed in multiple preclinical models of DMD. Similar to observations in the healthy volunteer portion of the clinical trial, dosing with EDG-5506 was not found to affect voluntary grip, shoulder, or hip strength.

Treatment with EDG-5506 led to a significant and time-dependent decrease in key biomarkers of muscle damage when assessed by both standard laboratory assays and proteomic analysis using the SOMAscan 7,000 analyte set. Importantly, creatine kinase (CK) and fast skeletal muscle troponin (TNNI2) were reduced by 71 percent and 83 percent, respectively, to levels near those observed in healthy volunteers when evaluated by SOMAscan. This reduction in muscle damage biomarkers supports the hypothesis that EDG-5506 meaningfully reduces damage from the excessive stress present in dystrophic muscle, thus potentially preserving muscle function and preventing disease progression in dystrophinopathies.

“The completion of this clinical trial in BMD adults is an important milestone for Edgewise. We’re excited as we advance into Phase 2 clinical trials in BMD and DMD,” said Joanne Donovan, M.D., Ph.D., Chief Medical Officer of Edgewise. “We’re also excited to announce that we are in the process of enrolling our follow-on open label study (ARCH), and we have been gratified by the excellent response from all participants from the Phase 1b as well as new participants.”

“We believe the magnitude of reduction in multiple key biomarkers of muscle damage in adults with BMD after only two weeks of dosing is unprecedented,” added Kevin Koch, Ph.D., President and Chief Executive Officer of Edgewise. “We expect EDG-5506 treatment to lead to reduced muscle damage, the root cause of dystrophinopathies, and ultimately improve function in individuals with BMD and DMD.”

Data Review Conference Call

Members of the Edgewise management team will hold a conference call and webcast today, January 5, 2022, at 9:00 a.m. Eastern Time to discuss these results. To participate, please dial 844-200-6205 (domestic) or 929-526-1599 (international) and refer to access code 078871. Visit the Edgewise events page to access the webcast, including replay and conference call slides.

About the ARCH Open Label Study

ARCH will evaluate EDG-5506 in adult males with BMD. Participants will include those who completed the Phase 1b first-in-human study of EDG-5506, as well as new participants. The study will assess a 10 mg dose of EDG-5506 administered daily over 3 months. Safety, PK and changes in biomarkers of muscle damage such as CK and TNNI2 will be evaluated. Go to clinicaltrials.gov to learn more about this study (NCT05160415).

About Becker Muscular Dystrophy

BMD is a serious, progressively debilitating, and potentially fatal inherited X-linked neuromuscular disorder. BMD results from mutation of the dystrophin gene yielding unstable and/or dysfunctional dystrophin expression in muscles. Individuals with BMD, typically males, have ongoing muscle fiber (myofiber) degeneration that eventually leads to fibrosis, progressive loss of skeletal muscle function, and that can lead to severe disability and early death. BMD typically presents with juvenile onset of muscle wasting and progressive symmetrical, proximal muscle weakness, calf hypertrophy, activity-induced muscle cramping and elevated creatine kinase activity. While the course of BMD is variable, it is unidirectional in terms of the inevitable progressive limb weakness resulting in severe disability. BMD is also associated with early mortality from cardiac disease. The incidence of BMD is approximately 1 in every 18,450 live male births. It is estimated that there are between 4,000 to 5,000 individuals with BMD in the U.S., with similar numbers of individuals living with BMD in Europe. Despite the seriousness of the disease, for many with BMD, the disease remains one of considerable unmet medical need as there are no approved therapies in the U.S.

About EDG-5506 for DMD and BMD

EDG-5506 is an orally administered small molecule designed to address the root cause of dystrophinopathies including DMD and BMD. EDG-5506 presents a novel mechanism of action to selectively limit the exaggerated muscle damage caused by the absence of functional dystrophin. EDG-5506 has the potential to benefit a broad range of patients suffering from debilitating rare neuromuscular disorders. It is anticipated to be used as a single agent therapy, but it may also provide a synergistic or additive effect in combination with available therapies and therapies currently in development. In August 2021, the U.S. Food and Drug Administration granted Fast Track designation to EDG-5506 for the treatment of individuals with BMD.

EDG-5506 has been studied in a Phase 1 clinical trial designed to evaluate safety, tolerability, PK and PD of EDG-5506 in adult healthy volunteers (Phase 1a) and in adults with BMD (Phase 1b). Go to clinicaltrials.gov to learn more about this clinical trial (NCT04585464).

About Edgewise Therapeutics

Edgewise Therapeutics is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of innovative treatments for severe, rare neuromuscular and cardiac disorders for which there is significant unmet medical need. Guided by its holistic drug discovery approach to targeting the muscle as an organ, Edgewise has combined its foundational expertise in muscle biology and small molecule engineering to build its proprietary, muscle-focused drug discovery platform. Edgewise’s platform utilizes custom-built high throughput and translatable systems that measure integrated muscle function in whole organ extracts to identify small molecule precision medicines regulating key proteins in muscle tissue. To learn more, go to: www.edgewisetx.com or follow us on LinkedIn, Twitter and Facebook.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements regarding the potential of, and expectations regarding, Edgewise’s drug discovery platform and product candidate EDG-5506; statements about Edgewise’s Phase 2 clinical trials in individuals with BMD and DMD; enrollment and results relating to Edgewise’s follow-on open label study of EDG-5506 (ARCH); and statements by Edgewise’s Chief Executive Officer and Chief Medical Officer and the Professor and Chair of the Department of Physical Medicine & Rehabilitation at UC Davis. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon Edgewise’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical stage company including the potential for Edgewise’s product candidates to cause serious adverse events; Edgewise’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates for muscular dystrophy patients or other patient populations; the timing, progress and results of preclinical studies and clinical trials for EDG-5506 and Edgewise’s other product candidates; Edgewise’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; negative impacts of the COVID-19 pandemic on Edgewise’s operations, including preclinical and clinical trials; the timing, scope and likelihood of regulatory filings and approvals; the potential for any clinical trial results to differ from preclinical, interim, preliminary, topline or expected results; Edgewise’s ability to enroll participants in its ongoing and future clinical trials; Edgewise’s ability to develop a proprietary drug discovery platform to build a pipeline of product candidates; Edgewise’s manufacturing, commercialization and marketing capabilities and strategy; the size of the market opportunity for Edgewise’s product candidates; the loss of key scientific or management personnel; competition in the industry in which Edgewise operates; Edgewise’s reliance on third parties; Edgewise’s ability to obtain and maintain intellectual property protection for its product candidates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that Edgewise files from time to time with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and Edgewise assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

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ir@edgewisetx.com